Exhibit 3.1

Execution Version

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED

CERTIFICATE OF THE DESIGNATIONS, POWERS

PREFERENCES AND RIGHTS

OF THE

SERIES F CONVERTIBLE PREFERRED STOCK

($0.01 PAR VALUE PER SHARE)

OF

EMPIRE RESORTS, INC.

A DELAWARE CORPORATION

PURSUANT TO SECTION 242 OF THE

GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

Empire Resorts, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

1.    The Amended and Restated Certificate of the Designations, Powers Preferences and Rights of the Series F Convertible Preferred Stock ($0.01 Par Value per Share) of the Corporation is hereby amended by:

a.    Replacing the words “One Thousand Five Hundred (1,500)” in Section 1 thereof with the words “One Thousand Six Hundred (1,600)”; and

b.    Adding a new Subsection 4(b)(iv) to provide in full as follows:

“(iv) Notwithstanding anything to the contrary herein, neither (i) the acquisition of shares of capital stock of the Corporation by Kien Huat Realty III Limited (“Kien Huat”), Genting (USA) Limited (“Gen USA”) or any of their respective affiliates or any Person that is a “group” of which Kien Huat, Gen USA or their respective affiliates is a member (including the Purchase and the Contributions pursuant to that certain Term Sheet, dated as of August 5, 2019, entered into by Kien Huat, Genting Malaysia Berhad and Gen USA) nor (ii) the consummation of a merger pursuant to that certain Agreement and Plan of Merger, dated August 18, 2019 (as it may be amended from time to time), by and between Hercules Topco LLC, Hercules Merger Subsidiary Inc. and the Corporation shall constitute a Change of Control Transaction.”

2.    The foregoing amendment was duly adopted in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by its duly authorized officer on this 30th day of September, 2019.

EMPIRE RESORTS, INC.

By:	/s/ Ryan Eller
Name:	Ryan Eller
Title:	President and Chief Executive Officer